SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of Earliest Event Reported) March 6, 2001

                         Commission File Number 1-12213

                                  COVANCE INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                          22-3265977
-------------------------------                          ------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)


                    210 Carnegie Center, Princeton, NJ 08540
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (609) 452-4430
              ----------------------------------------------------
              (Registrant's Telephone number, including area code)

Item 4.  Changes in Registration's Certifying Accountant.

         On March 6, 2001, the Audit and Finance Committee of the Company's Board of Directors dismissed its independent accountant, PricewaterhouseCoopers LLP ("PWC") and replaced them with Ernst & Young LLP ("E&Y"). The reports of PWC on the Company's financial statements for the fiscal years ending December 31, 1999 and December 31, 2000 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During these two fiscal years and through March 6, 2001, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such years.

         On March 6, 2001, the Audit and Finance Committee of the Company's Board of Directors retained the accounting firm of E&Y to make an examination of the financial statements of the Company for the 2001 fiscal year.

Item 7.  Financial Statements and Other Exhibits

         (a)  Other Exhibits

         16.1 Letter dated March 9, 2001 from PricewaterhouseCoopers LLP to Covance Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be authorized on its behalf by the undersigned duly authorized.

Dated: March 9, 2001

                                     COVANCE INC.

                                     By: /s/ WILLIAM E. KLITGAARD
                                         ---------------------------------------
                                     Name:  William E. Klitgaard
                                     Title: Corporate Senior Vice President and
                                            Chief Financial Officer


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
                   [Letterhead of PricewaterhouseCoopers LLP]


March 9, 2001



Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549

Commissioners:

         We have read the statements made by Covance Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 6, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PRICEWATERHOUSECOOPERS LLP



/s/ PRICEWATERHOUSECOOPERS LLP
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